UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2022 (October 12, 2022)

POLISHED.COM INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39418	83-3713938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1870 Bath Avenue, Brooklyn, NY	11214
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (800) 299-9470

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	POL	NYSE American LLC
Warrants to Purchase Common Stock	POL WT	NYSE American LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 14, 2022, Polished.com Inc. (the “Company”) announced that on October 12, 2022, Albert Fouerti, Chief Executive Officer and President, and Elie Fouerti, Chief Operating Officer, informed the Company of their resignations, effective October 14, 2022. The Company also announced that on October 14, 2022, Maria Johnson, Chief Financial Officer and Secretary, informed the Company of her resignation, effective immediately. Their decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise). The Company has accepted the resignations of Albert Fouerti, Elie Fouerti, and Maria Johnson, effective immediately. Albert Fouerti shall remain on the Company’s Board of Directors (the “Board”).

On October 14, 2022, the Board appointed J.E. “Rick” Bunka as Interim Chief Executive Officer of the Company, and Robert D. Barry as Interim Chief Financial Officer, effective immediately.

In connection with his appointment as Interim Chief Executive Officer, Mr. Bunka entered into an engagement agreement with the Company, pursuant to which, the Company shall pay Mr. Bunka a fee of $16,826.92 per week for his services. Mr. Bunka’s term commenced on October 14, 2022, and will be for a period of six-months, unless extended by Mr. Bunka and the Company. In addition to payment for his services, Mr. Bunka shall be eligible for a success fee equal to $2,187,500 and a leadership transition fee of $437,500. The success fee shall be earned if, during his term, the Company consummates a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and Mr. Bunka is performing services (and has not given notice) through the date of closing of such Change in Control. The leadership transition fee shall be paid if, in the Board’s sole determination, Mr. Bunka has materially assisted in the successful transition to permanent executive leadership during his term.

Mr. Bunka, 63, has extensive executive leadership experience in the retail sector, including holding senior roles at public and private companies with national footprints and strong growth trajectories. Mr. Bunka has developed highly regarded expertise in Hardline, Softline and Specialty retailing over a career spanning three decades. Since 2019, Mr. Bunka co-founded and has served as Partner of Park North Capital, LLC, a merchant bank that services companies seeking optimize their growth, capital structures, liquidity and operations. Also, since 2013, Mr. Bunka has served as the President of Point North LLC, a business advisory service, through which he served in an advisory role to Polished when it was known as 1847 Goedeker Inc. Formerly, Mr. Bunka held the position of President and Chief Executive Officer of Dots. Over his 15-year tenure at Dots, Mr. Bunka led a transformation of the regional close out retailer into a national specialty women’s brand with more than 400 stores across 28 states. He also spearheaded sale and liquidity processes that ultimately led to an outright sale of the business to a global private equity fund. Early in his career, he was a Management Consultant at PriceWaterhouse, specializing in strategic planning, merchandising and organizational development in the retail and service sectors.

In connection with his appointment as Interim Chief Financial Officer, Mr. Barry entered into an employment agreement with the Company, pursuant to which, the Company shall pay Mr. Barry an annual base salary of $325,000, paid bi-weekly with standard payroll deductions and less applicable taxes, and an annual bonus target for 2023 of up to 50% of his applicable base salary, subject to adoption by the Company’s board of directors. In addition to payment for his services, Mr. Barry shall be eligible for a Change in Control bonus equal to $325,000, if, subsequent to January 1, 2023, the Company consummates a Change in Control and Mr. Barry remains employed through the date of closing of such Change in Control.

Mr. Barry, 77, is a proven executive and corporate director with demonstrated expertise across the retail sector and other consumer-facing industries. Mr. Barry served as the Company’s Chief Accounting Officer from July 2021 through January 2022, and previously served as the Company’s Chief Financial Officer from January 2019 to July 2021. He also served as the Controller of Neese from July 2017 until the sale of Neese in April 2021. From April 2013 until August 2016, Mr. Barry was Chief Executive Officer and Chief Financial Officer of Pawn Plus Inc., a chain of retail pawn stores. Prior to that, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE: RM), a consumer loan business based in Greenville, South Carolina for several years. Prior to joining Regional Management Corp., he held various executive roles that include Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ: REGA) and Financial Institutions Partner at KPMG LLP. Mr. Barry is a Certified Public Accountant and also serves on the Board of Directors of 1847 Holdings LLC.

Mr. Bunka and Mr. Barry have no family relationships with any of the Company’s directors or executive officers, and are not a party to, and do not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the resignations of Albert Fouerti, Elie Fouerti and Maria Johnson, and the interim appointments of Rick Bunka and Robert Barry, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Name
99.1	Press Release of Polished.com Inc., dated October 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLISHED.COM INC.

Date: October 18, 2022	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Executive Chairman

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